Exhibit 10(i)(iii)
AMENDMENT NUMBER TWO
TO THE
L3HARRIS EXCESS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Excess Retirement Savings Plan, as amended and restated effective January 1, 2020 (the "Plan");

WHEREAS, pursuant to Section 8.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 7.2 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits) (the “Head of Global Benefits”); and

WHEREAS, L3Harris wishes to amend the Plan (i) to specify new criteria to be satisfied in order for an employee to be eligible to participate in the Plan; (ii) to nullify an insufficient participation election; and (iii) to delete the requirement that distributions be received by direct deposit.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows, effective for Plan Years commencing on or after January 1, 2023, or as of such other date set forth herein:

1. Article II, “Definitions,” hereby is amended to add the following new definitions, and to renumber the definitions therein accordingly:

ABBR – means an employee’s annual benefits base rate (as determined by the Corporation) for the applicable Plan Year.

Grandfathered Eligible Employee – means an employee of the Corporation or its Affiliate who (i) was eligible to make Compensation Deferrals under the Plan for the 2022 Plan Year (irrespective of whether the employee in fact made Compensation Deferrals during such year); (ii) is permitted to make Compensation Deferrals under the Plan for the 2023 Plan Year even though such employee does not meet the Threshold Compensation Rate and/or Threshold Job Level for the 2023 Plan Year; and (iii) in fact makes Compensation Deferrals under the Plan for the 2023 Plan Year, which employee shall be eligible to make Compensation Deferrals under the Plan for subsequent Plan Years, irrespective of whether such employee attains the Threshold Compensation Rate and Threshold Job Level for the applicable Plan Year. Notwithstanding the foregoing, an employee shall cease to be a Grandfathered Eligible Employee (i) upon his or her termination of employment with the Corporation and its Affiliates, notwithstanding any future rehire of the employee or (ii) in the event the employee meets the Threshold Compensation Rate and Threshold Job Level for any Plan Year following the 2023 Plan Year.

Exhibit 10(i)(iii)
Threshold Compensation Rate – means an ABBR that equals or exceeds $190,000 (or such other amount determined by the Committee in its sole discretion).

Threshold Job Level – means a job level of L6 or above, or a job level that is treated by the Corporation as the equivalent of job level L6 or above (or such other job level determined by the Committee in its sole discretion).

2. Section 3.1(a), “Compensation Deferrals,” hereby is amended in its entirety to read as follows:

An employee who participates in the Retirement Plan shall be eligible to have Compensation Deferrals made under the Plan on his or her behalf for a Plan Year if (i) the employee is a Grandfathered Eligible Employee or (ii) the employee has attained the Threshold Compensation Rate and Threshold Job Level as of the November 15 prior to the commencement of the Plan Year, or in the case of an employee who is hired or promoted no later than the November 30 thereafter, no later than the November 30 prior to the commencement of the Plan Year. In the case of clause (ii) hereof, the Committee in its sole discretion may adjust the November 15 and November 30 deadlines set forth therein, provided that the applicable Election Form is submitted in accordance with Section 3.2(b).

In the event that a Participant ceases to satisfy the Threshold Compensation Rate and/or Threshold Job Level in the middle of a Plan Year, Plan deferrals on behalf of such Participant shall cease with respect to Eligible Compensation earned during the Plan Year subsequent to the Plan Year during which the Participant ceased to meet such threshold (i.e., there is no mid-year change in eligibility).

3. Section 3.2, “Participation with respect to Compensation Deferrals,” hereby is amended to add the following new subsection (d) thereto:

(d)    Insufficient Election. Notwithstanding the foregoing provisions of this Section 3.2 or any other provision in the Plan, an employee’s deferral election under the Plan for a Plan Year will be void and of no effect if, considering the employee’s deferral percentage (as set forth on the Election Form) and ABBR at the time the deferral election is made, the projected Compensation Deferral under the Plan for the Plan Year is zero.

4. Effective as of the date hereof, Section 6.11, “Receipt of Distribution by Direct Deposit,” hereby is deleted.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 31st day of December, 2022.

                            /s/ Allison Oncel
Allison Oncel
Senior Director, Global Benefits